UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Carrizo Oil & Gas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANNUAL MEETING OF CARRIZO OIL & GAS, INC.

Date: May 22, 2018
Time: 1:30 P.M. (CDT)
Place: Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor, Houston, Texas 77002

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3, and 4.

	For	Against	Abstain	Directors Recommend ↓
1: Election of Directors:				
01 S.P. Johnson IV	☐	☐	☐	For
02 Steven A. Webster	☐	☐	☐	For
03 F. Gardner Parker	☐	☐	☐	For
04 Frances Aldrich Sevilla-Sacasa	☐	☐	☐	For
05 Thomas L. Carter, Jr.	☐	☐	☐	For
06 Robert F. Fulton	☐	☐	☐	For
07 Roger A. Ramsey	☐	☐	☐	For
08 Frank A. Wojtek	☐	☐	☐	For
2: To approve, on an advisory basis, the compensation of the Company's named executive officers	☐	☐	☐	For
3: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of the Company's common stock (i) either as dividends on, or upon redemption of, the Company's 8.875% redeemable preferred stock and (ii) upon the exercise of common stock purchase warrants issued in connection with such preferred stock	☐	☐	☐	For
4: To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018	☐	☐	☐	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Authorized Signatures - This section must be completed for your Instructions to be executed.

________________ Please Sign Here ________________ Please Date Above

________________ Please Sign Here ________________ Please Date Above

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Annual Meeting of Carrizo Oil & Gas, Inc.
to be held on Tuesday, May 22, 2018
for Holders as of March 23, 2018

This proxy is being solicited on behalf of the Board of Directors.

VOTE BY:

INTERNET

Go To
www.proxypush.com/CRZO
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-895-6815
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The shareholder(s) hereby appoint(s) L. Michael Kennington and Marcus G. Bolinder, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARRIZO OIL & GAS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, CDT on May 22, 2018, at Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor, Houston, Texas 77002, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

If you plan to attend the Annual Meeting of Stockholders, please bring this portion of the card with you to the meeting as it will serve as your admission ticket to the meeting. If you will not attend the Annual Meeting of Stockholders in person —

All votes must be received by 11:59 P.M., Eastern Time, May 21, 2018.

PROXY TABULATOR FOR

CARRIZO OIL & GAS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — Carrizo Oil & Gas, Inc. Annual Meeting of Shareholders May 22, 2018, 1:30 p.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors. The shareholder(s) hereby appoint(s) L. Michael Kennington and Marcus G. Bolinder, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARRIZO OIL & GAS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, CDT on May 22, 2018, at Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor, Houston, Texas 77002, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to take action on the following: 1. Proposal 1: Election of Directors; 2. Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers 3. Proposal 3: To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock (i) either as dividends on, or upon redemption of, the Company’s 8.875% redeemable preferred stock and (ii) upon the exercise of common stock purchase warrants issued in connection with such preferred stock 4. Proposal 4: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018
The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” the proposals in items 2, 3 and 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each of the proposals 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.